SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 31, 2008

Stewardship Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-21855	22-3351447
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

630 Godwin Avenue, Midland Park, NJ	07432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (201)  444-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets

On December 31, 2008, Stewardship Financial Corporation’s wholly owned subsidiary, Atlantic Stewardship Bank (the “Bank”), consummated the sale of the Bank’s existing merchant services portfolio to Elavon, Inc. (“Elavon”), a leading merchant processor, pursuant to the Merchant Asset Purchase Agreement (the “Agreement”), dated as of the same date.  Under the Agreement, Elavon will subsequently service the merchants currently being serviced by the Bank.  Prior to the transaction, the Bank provided servicing for approximately 280 merchants.  A gain of approximately $500,000 is expected to be earned, after fees and costs of approximately $175,000.  The Bank will continue to earn certain fees from ongoing portfolio and marketing activity.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 6, 2009	Stewardship Financial Corporation

		/s/	Claire M. Chadwick
Claire M. Chadwick
Senior Vice President and
Chief Financial Officer